Exhibit 10

                           COMMERCIAL LEASE AGREEMENT

This Commercial Lease Agreement (Lease) is entered into on this 1st day of July, 2007, by and between Marco A. Rodriguez (Landlord) and Madero, Inc. (Tenant). Landlord is the owner of land and improvements whose address is: Calle Augusto Gomez #320, Col. Mazatlan, Playas de Rosarito, B.C. 22710. Landlord desires to lease the Leased Premises to Tenant, and Tenant desires to lease the Leased Premises from Landlord for the term, at the rental and upon the provisions set forth herein.

THEREFORE, in consideration of the mutual promises contained herein, and for other good and valuable consideration, it is agreed:

TERM.

The Initial Term of the Lease shall begin on the 1st day of July, 2007, and continue on a month-to-month basis. Landlord shall use its best efforts to put Tenant in possession of the Leased Premises on the beginning of the Lease term. If Landlord is unable to timely provide the Leased Premises, rent shall abate for the period of delay. Tenant shall make no other claim against Landlord for any such delay.

RENT.

Tenant shall pay to Landlord during the Initial Term rent of Three Hundred Dollars ($300) per month. Each installment payment shall be due in advance on the first day of each calendar month during the lease term to Landlord.

Tenant shall also pay to Landlord a "Security Deposit" in the amount of Two Hundred and Fifty Dollars ($250).

SUBLEASE AND ASSIGNMENT.

Tenant shall not sublease all or any part of the Leased Premises, or assign this Lease in whole or in part without Landlord's consent, such consent not to be unreasonably withheld or delayed.

REPAIRS.

During the Lease term, Tenant shall make, at Tenant's expense, all necessary repairs to the Leased Premises. Repairs shall include such items as routine repairs of floors, walls, ceilings, and other parts of the Leased Premises damaged or worn through normal occupancy, except for major mechanical systems or the roof, subject to the obligations of the parties otherwise set forth in this Lease.

ALTERATIONS AND IMPROVEMENTS.

Tenant, at Tenant's expense, shall have the right, upon obtaining Landlord's consent, to remodel, redecorate, and make additions, improvements and replacements of and to all or any part of the Leased Premises from time to time as Tenant may deem desirable, provided the same are made in a workmanlike manner and utilizing good quality materials. Tenant shall have the right to place and install personal property, trade fixtures, equipment and other temporary installations in and upon the Leased Premises, and fasten the same to the premises. All personal property, equipment, machinery, trade fixtures and temporary installations, whether acquired by Tenant at the commencement of the Lease term or placed or installed on the Leased Premises by Tenant thereafter, shall remain Tenant's property free and clear of any claim by Landlord. Tenant shall have the right to remove the same at any time during the term of this Lease provided that Tenant shall repair, at Tenant's expense, all damage to the Leased Premises caused by such removal.
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PROPERTY TAXES.

Landlord shall pay, prior to delinquency, all general real estate taxes and installments of special assessments coming due during the Lease term on the Leased Premises, and all personal property taxes with respect to Landlord's personal property, if any, on the Leased Premises. Tenant shall be responsible for paying all personal property taxes with respect to Tenant's personal property at the Leased Premises.

INSURANCE.

If the Leased Premises or any other part of the Building is damaged by fire or other casualty resulting from any act of negligence by Tenant or by any of Tenant's agents, employees or invitees, rent shall not be diminished or abated while such damages are under repair, and Tenant shall be responsible for the costs of repair not covered by insurance.

Landlord shall maintain fire and extended coverage insurance on the Building and the Leased Premises in such amount as Landlord shall deem appropriate. Tenant shall be responsible, at its expense, for fire and extended coverage insurance on all of its personal property, including removable trade fixtures, located in the Leased Premises.

Tenant and Landlord shall, each at its own expense, maintain a policy or policies of comprehensive general liability insurance with respect to the particular activities of each in the Building with the premiums thereon fully paid on or before due date.

UTILITIES.

Landlord shall pay all charges for water, sewer, gas, electricity, telephone and other services and utilities used by Tenant on the Leased Premises during the term of this Lease unless otherwise expressly agreed in writing by Landlord. Tenant acknowledges that the Leased Premises are designed to provide standard office use electrical facilities and standard office lighting. Tenant shall not use any equipment or devices that utilizes excessive electrical energy or which may, in Landlord's reasonable opinion, over load the wiring or interfere with electrical services to other tenants.

SIGNS.

Following Landlord's consent, Tenant shall have the right to place on the Leased Premises, at locations selected by Tenant, any signs which are permitted by applicable zoning ordinances and private restrictions.

ENTRY.

Landlord shall have the right to enter upon the Leased Premises at reasonable hours to inspect the same, provided Landlord shall not thereby unreasonably interfere with Tenant's business on the Leased Premises.

DAMAGE AND DESTRUCTION.

If the Leased Premises or any part thereof or any appurtenance thereto is so damaged by fire, casualty or structural defects, such damage or defects not being the result of any act of negligence by Tenant or by any of Tenant's agents, employees or invitees, that the same cannot be used for Tenant's purposes, then Tenant shall have the right within ninety (90) days following damage to elect by notice to Landlord to terminate this Lease as of the date of such damage. In the event of minor damage to any part of the Leased Premises, and if such damage does not render the Leased Premises unusable for Tenant's purposes, Landlord shall promptly repair such damage at the cost of the Landlord. In making the repairs called for in this paragraph, Landlord shall not

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be liable for any delays resulting from strikes, governmental restrictions, inability to obtain necessary materials or labor or other matters which are beyond the reasonable control of Landlord. Tenant shall be relieved from paying rent and other charges during any portion of the Lease term that the Leased Premises are inoperable or unfit for occupancy, or use, in whole or in part, for Tenant's purposes. Rentals and other charges paid in advance for any such periods shall be credited on the next ensuing payments, if any, but if no further payments are to be made, any such advance payments shall be refunded to Tenant. The provisions of this paragraph extend not only to the matters aforesaid, but also to any occurrence which is beyond Tenant's reasonable control and which renders the Leased Premises, or any appurtenance thereto, inoperable or unfit for occupancy or use, in whole or in part, for Tenant's purposes.

CONDEMNATION.

If any legally, constituted authority condemns the Building or such part thereof which shall make the Leased Premises unsuitable for leasing, this Lease shall cease when the public authority takes possession, and Landlord and Tenant shall account for rental as of that date. Such termination shall be without prejudice to the rights of either party to recover compensation from the condemning authority for any loss or damage caused by the condemnation. Neither party shall have any rights in or to any award made to the other by the condemning authority.

SECURITY DEPOSIT.

Landlord shall hold the Security Deposit without liability for interest and as security for the performance by Tenant of Tenant's covenants and obligations under this Lease, it being expressly understood that Tenant shall not consider the Security Deposit an advance payment of rent or a measure of Landlord's damages in case of default. Unless otherwise provided by law or regulation, Landlord may commingle the Security Deposit with Landlord's other funds. Landlord may, from time to time, without prejudice to any other remedy, use the Security Deposit to the extent necessary to make good any arrearages of rent or to satisfy any other covenant or obligation of Tenant hereunder. Following any such application of the Security Deposit, Tenant shall pay to Landlord on demand the amount so applied in order to restore the Security Deposit to its original amount. If Tenant is not in default at the termination of this Lease, Landlord shall return the balance of the Security Deposit remaining after any such application to Tenant.

COMPLIANCE WITH LAW.

Tenant and Landlord each shall comply with all laws, orders, ordinances and other public requirements now or hereafter affecting the Leased Premises.

FINAL AGREEMENT.

This Agreement terminates and supersedes all prior understandings or agreements on the subject matter hereof. This Agreement may be modified only by a further writing that is duly executed by both parties.

IN WITNESS WHEREOF, the parties have executed this Lease as of the day and year first above written.


/s/ Marco A. Rodriguez                      /s/ Mike Lizarraga
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Landlord, Marco A. Rodriguez                Tenant, Mike Lizarraga, Madero, Inc.

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